Oak Ridge Energy Technologies Announces Formation of Business Advisory Committee

Melbourne, Florida—February 27, 2014— Oak Ridge Energy Technologies, Inc. (OTC: OKME) today announced the formation of its Business Advisory Committee (BAC).  The BAC will bring together internationally recognized experts from the energy industry, the public sector, and academia in these key areas of this industry: energy storage, finance and executive management.  The BAC will provide practical guidance, insight and validation on the strategic plans and priority business development areas of the company.

According to Steve Barber, CEO, Oak Ridge Energy Technologies, members of the BAC will bring unique perspectives and experiences to help guide the growth “[a]s Oak Ridge Energy Technologies continues to expand its market position as an innovator in energy storage solutions.”

Determined to remain forward-looking, Oak Ridge Energy Technologies plans to invest heavily in research and development, focusing on the quality of its technology and increased innovation.  The company is renowned for its leading expertise, which provides unparalleled understanding of the energy storage industry.

Mark Meriwether, Director at Oak Ridge, believes the BAC’s willingness “to provide strategic advice to Oak Ridge Energy Technologies clearly illustrates the company’s long-standing reputation as an innovation leader.”

The newly-formed Business Advisory Committee will strengthen the company’s energy storage sector intelligence foundations, bringing in new and fresh perspectives and expertise from its respected members. This will help the company further develop innovative technologies and intellectual services that address market-specific needs in one of the most important industries of today and tomorrow.

FORWARD-LOOKING STATEMENT

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “ongoing,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Press Contacts:

Ben Jackson

ir@oakridgeenergytech.com

(213) 674-6700